Exhibit 8

List of significant subsidiaries

NXP Semiconductors Austria GmbH, Wien, Austria (100%)

NXP Semiconductors Belgium N.V., Leuven, Belgium (100%)

NXP Semiconductors Brasil Ltda, Sao Paulo, Brazil (100%)

NXP Semiconductors Canada Inc., Ontario, Canada (100%)

NXP Semiconductors Guangdong Ltd., Dongguang City, China (100%)

NXP Semiconductors (Beijing) Ltd., Beijing, China (100%)

NXP Semiconductors (Shanghai) Ltd., Shanghai, China (100%)

Jilin NXP Semiconductors Ltd., Jilin City, China (60%)

NXP Semiconductors Finland Oy, Espoo, Finland (100%)

NXP Semiconductors France SAS, Colombelles, France (100%)

SMST Unterstützungskasse GmbH, Hamburg, Germany (100%)

NXP Semiconductors Germany GmbH, Hamburg, Germany (100%)

NXP Stresemannallee 101 Zweite Verwaltungs GmbH, Hamburg, Germany (100%)

NXP Stresemannallee 101 Dritte Verwaltungs GmbH, Hamburg, Germany (100%)

NXP Semiconductors Hong Kong Ltd., Hong Kong, Hong Kong (100%)

NXP Semiconductors Hungary Ltd., Budapest, Hungary (100%)

NXP Semiconductors India Pvt. Ltd., Bangalore, India (100%)

Glonav Ireland Ltd., Dublin, Ireland (100%)

Glonav Ltd., Southampton, United Kingdom (100%)

NXP Semiconductors Israel Ltd., Kiryat Byalik, Israel (100%)

NXP Semiconductors Italia Spa, Milan, Italy (100%)

NXP Semiconductors Japan Ltd., Tokyo, Japan (100%)

NXP Semiconductors Korea Ltd., Seoul, Korea (100%)

NXP Semiconductors Malaysia Sdn. Bhd., Kuala Lumpur, Malaysia (100%)

NXP Semiconductors Netherlands B.V., Eindhoven, the Netherlands (100%)

NXP Semiconductors International B.V., Eindhoven, the Netherlands (100%)

NXP Software B.V., Eindhoven, the Netherlands (100%)

NXP Semiconductors Philippines, Inc., Calamba City, Philippines (100%)

NXP Semiconductors Cabuyao, Inc., Cabuyao, Philippines (100%)

Laguna Ventures, Inc., Cabuyao, Philippines (39.9%)

NXP Semiconductors Poland Sp.z.o.o., Warsaw, Poland (100%)

NXP Semiconductors Russia O.O.O., Moscow, Russia (100%)

NXP Semiconductors Singapore Pte. Ltd., Singapore, Singapore (100%)

NuTune Singapore Pte. Ltd., Singapore, Singapore (55%)

PT Thomson Batam, Batam, Indonesia (55%)

Suzhou NuTune Ltd., Suzhou, China (55%)

NuTune Netherlands B.V., Eindhoven, the Netherlands (55%)

NuTune France SAS, Paris, France (55%)

NuTune Germany GmbH, Villingen, Germany (55%)

Systems on Silicon Manufacturing Company Pte Ltd, Singapore, Singapore (61.2%)

NXP Semiconductors Sweden AB, Stockholm, Sweden (100%)

NXP Semiconductors Switzerland AG, Zürich, Switzerland (100%)

NXP Semiconductors Taiwan Ltd., Kaohsiung, Taiwan (100%)

NXP Manufacturing (Thailand) Co., Ltd., Bangkok, Thailand (100%)

NXP Semiconductors (Thailand) Co., Ltd., Bangkok, Thailand (100%)

NXP Semiconductors Elektronik Ticaret A.S., Istanbul, Turkey (100%)

NXP Semiconductors UK Ltd., Southampton, United Kingdom (100%)

NXP Semiconductors USA, Inc., San Jose, CA, USA (100%)

NXP Funding LLC, Wilmington, DE, USA (100%)

NXP Semiconductors (GPS) USA, Inc., Wilmington, DE, USA (100%)